Sound Financial Bancorp, Inc. Reports 1st Quarter Net Income of $1.2 million or $0.46 per share
Up 50.6% from Linked Quarter

Seattle, Wash., April 29, 2015 -- Sound Financial Bancorp, Inc. (Nasdaq: SFBC), the holding company (the "Company") for Sound Community Bank (the "Bank"), today reported net income of $1.2 million for the quarter ended March 31, 2015, or diluted earnings per share of $0.46, as compared to net income of $802,000, or diluted earnings per share of $0.31, for the quarter ended December 31, 2014 and $987,000, or diluted earnings per share of $0.38, for the quarter ended March 31, 2014.

"The low interest rate environment in the first quarter of 2015 led to strong mortgage production," said Laurie Stewart, President and CEO of both Sound Financial Bancorp, Inc. and Sound Community Bank, "which increased our sale of loans to the secondary market and related gain.  We also increased earnings per share, reduced our provision for loan losses and increased total deposits."

Highlights for the quarter include:

●	Diluted earnings per share increased to $0.46, or 48.4%, for the current quarter from the prior quarter and 21.1% from the same period last year;
●
One- to four- family first mortgage production increased 4.9% to $27.5 million for the current quarter, from the prior quarter of $26.2 million and increased from $13.8 million, or 99.0%, from the same period last year;

●	Provision for loan losses decreased to $100,000 for the current quarter, a decrease of 50.0% compared to both the prior quarter and same period last year;
●	Net loans decreased 1.7% to $418.7 million at March 31, 2015, from December 31, 2014 and increased 7.2% from March 31, 2014;
●	Deposits increased 2.1% to $416.2 million at March 31, 2015, from December 31, 2014 and increased 14.6% from March 31, 2014;
●	Net charge-offs totaled $51,000 for the quarter ended March 31, 2015, compared to $43,000 for the quarter ended December 31, 2014 and $201,000 for the quarter ended March 31, 2014.

Capital ratios exceeded regulatory requirements for a well-capitalized financial institution at March 31, 2015.

Operating Results

Net interest income decreased $226,000, or 4.6%, to $4.7 million for the quarter ended March 31, 2015, compared to $4.9 million for the quarter ended December 31, 2014 and increased $96,000, or 2.1%, from $4.6 million for the quarter ended March 31, 2014.  The change from the prior quarter was primarily a result of lower loan yields and higher balances and cost of interest-bearing deposits, partially offset by a lower average outstanding balance and cost of borrowings.  The change from the comparable period a year ago was primarily a result of higher loan balances partially offset by higher balances of interest-bearing deposits.

The total cost of deposits increased to 0.64% during the quarter ended March 31, 2015, from 0.57% during the quarter ended December 31, 2014 and 0.63% during the quarter ended March 31, 2014.  This increase was the primarily the result of amortization of the deposit premium from deposits acquired in the third quarter of 2014. The total cost of borrowings decreased to 0.46% during the quarter ended March 31, 2015, from 0.64% during the quarter ended December 31, 2014 and 0.53% for the quarter ended March 31, 2014.  This decrease is a result of a larger percentage of short term borrowings compared to prior periods.

The net interest margin was 4.06% for the quarter ended March 31, 2015, compared to 4.41% for both the quarter ended December 31, 2014 and March 31, 2014.  The decline is primarily a result of declining loan yields.

The provision for loan losses in the quarter ended March 31, 2015 was $100,000, compared to $200,000 for each of the quarters ended December 31, 2014 and March 31, 2014.  The decrease from the prior December 31, 2014 was primarily due to lower loan balances while the decrease from the comparable period a year ago was primarily due to lower charge-offs.

Noninterest income increased $135,000, or 13.0%, to $1.2 million for the quarter ended March 31, 2015, compared to $1.0 million for the quarter ended December 31, 2014.  Noninterest income increased $386,000, or 49.2%, from $785,000 for the quarter ended March 31, 2014.  These increases were primarily a result of increased gains on sale of loans, higher loan fee income and higher mortgage servicing income, partially offset by a lower fair value adjustment on mortgage servicing rights.
Noninterest expense decreased $202,000, or 4.8%, to $4.0 million for the quarter ended March 31, 2015, compared to $4.2 million for the quarter ended December 31, 2014.  The decrease was primarily a result of decreased operational, data processing and occupancy expenses which peaked in the fourth quarter of 2014 due to expenses associated with three branches acquired in the third quarter of 2014.  Noninterest expense increased $292,000, or 7.8%, from $3.7 million for the quarter ended March 31, 2014 primarily from higher salaries and benefits due to an increase in full time equivalent employees and increased occupancy and data processing expenses.

The efficiency ratio for the quarter ended March 31, 2015 was 67.45%, compared to 69.75% for the quarter ended December 31, 2014 and 67.29% for the quarter ended March 31, 2014.  The decrease in the efficiency ratio compared to the prior quarter was primarily due to lower noninterest expense.  The increase in the efficiency ratio compared to the year ago quarter was primarily due to higher noninterest expense, offset by higher net interest and noninterest income.

Balance Sheet Review, Capital Management and Credit Quality
The Company's total assets as of March 31, 2015 were $491.7 million, compared to $495.2 million at December 31, 2014 and $445.6 million as of March 31, 2014.  The decrease from the prior quarter was primarily a result of lower gross loan and investment balances and partially offset by higher cash balances.  This increase from a year ago was primarily a result of higher gross loan and cash balances which increased $28.2 million and $20.6 million, respectively, from March 31, 2014.

Investment securities available-for-sale totaled $8.7 million at March 31, 2015, compared to $11.5 million at December 31, 2014 and $14.7 million at March 31, 2014.  This decrease was a result of normal principal pay downs and the sale of $1.7 million of non-agency mortgage-backed securities in the quarter ended March 31, 2015.  At March 31, 2015, the securities available-for-sale portfolio was comprised of $6.1 million of agency mortgage-backed securities (all issued by U.S. Government-sponsored entities), $2.1 million in municipal bonds and $496,000 in private-label mortgage-backed securities.

Gross loans totaled $423.1 million at March 31, 2015, compared to $430.4 million at December 31, 2014 and $394.9 million at March 31, 2014.  The decrease in the quarter ended March 31, 2015 was a result of an increase in loan payoffs as compared to the quarter ended December 31, 2014.  Year over year we experienced growth in every loan category except for manufactured housing, home equity and commercial business loans. Year over year, we increased other consumer loans by 47.1% primarily due to increased lending on floating homes.  At March 31, 2015, commercial and multifamily real estate loans accounted for 40.0% of the gross loan portfolio and residential real estate loans accounted for 30.6% of the portfolio.  Home equity, manufactured, and other consumer loans accounted for 14.5% of the portfolio.  Construction and land loans accounted for 10.6% of the portfolio and commercial and industrial loans accounted for the remaining 4.3% of the portfolio.

The weighted average yield on the loan portfolio was 4.94% for the quarter ended March 31, 2015, compared to 5.12% for the quarter ended December 31, 2014 and 5.24% for the quarter ended March 31, 2014.

Nonperforming assets ("NPAs"), which includes non-accrual loans, accruing loans 90 days and more delinquent, nonperforming troubled debt restructurings ("TDRs"), other real estate owned ("OREO") and other repossessed assets decreased to $4.0 million, or 0.81% of total assets, at March 31, 2015 compared to $4.2 million, or 0.84% of total assets at December 31, 2014 and increased from $2.2 million, or 0.50% of total assets at March 31, 2014.  This increase from a year ago was primarily the result of a $1.5 million commercial property loan which was restructured during the third quarter of 2014 and is performing as agreed under the new loan terms.  The following table summarizes our NPAs:

Nonperforming Loans:	At Mar 31, 2015		At Dec 31, 2014		At Mar 31, 2014
(in $000s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
One- to four- family	$1,247	31.4%	$1,512	36.3%	$709	32.0%
Home equity loans	445	11.2	386	9.3	298	13.5
Commercial and multifamily	1,621	40.8	1,639	39.3	780	35.2
Construction and land	82	2.0	81	1.9	-	-
Manufactured	80	2.0	195	4.7	74	3.3
Other consumer	2	0.1	29	0.7	-	-
Total nonperforming loans	3,477	87.5	3,842	92.2	1,861	84.0
OREO and Other Repossessed Assets:
One- to four- family	433	10.9	269	6.5	194	8.8
Manufactured	66	1.6	54	1.3	159	7.2
Total OREO and repossessed assets	499	12.5	323	7.8	353	16.0
Total nonperforming assets	$3,976	100.0%	$4,165	100.0%	$2,214	100.0%

The following table summarizes the allowance for loan losses:
	For the Quarter Ended:
Allowance for Loan Losses	Mar 31,	Dec 31,	Mar 31,
(in $000s, unaudited)	2015	2014	2014
Balance at beginning of period	$4,387	$4,230	$4,177
Provision for loan losses during the period	100	200	200
Net charge-offs during the period	(51)	(43)	(201)
Balance at end of period	$4,436	$4,387	$4,176

Allowance for loan losses to total loans	1.05%	1.02%	1.06%
Allowance for loan losses to total nonperforming loans	127.58%	114.19%	224.40%

The increase in the allowance for loan losses at March 31, 2015, compared to the prior quarter was primarily due to low charge-offs and changes in the composition of our loan portfolio.  The increase in the allowance for loan losses compared to the comparable period last year was due to increased loan balances, offset by lower net charge-offs.  Net charge-offs totaled $51,000 for the quarter ended March 31, 2015, compared to net charge-offs of $43,000 for the quarter ended December 31, 2014 and $201,000 for the quarter ended March 31, 2014.

Deposits increased to $416.2 million at March 31, 2015, compared to $407.8 million at December 31, 2014 and $363.3 million at March 31, 2014.  FHLB borrowings decreased to $18.4 million at March 31, 2015, compared to $30.6 million at December 31, 2014 and $28.1 million at March 31, 2014.  Excess funds from increased deposits and loan pay-offs during the quarter ended March 31, 2015 were used to pay down borrowings.

Sound Financial Bancorp, Inc., a bank holding company, is the parent company of Sound Community Bank, and is headquartered in Seattle, Washington with full-service branches in Seattle, Tacoma, Mountlake Terrace, Sequim, Port Angeles and Port Ludlow. Sound Community Bank is a Fannie Mae Approved Lender and Seller/Servicer with an additional Loan Production Office in the Madison Park neighborhood of Seattle, Washington. For more information, please visit www.soundcb.com.

Forward Looking Statement Disclaimer

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains statements that are not historical or current fact and constitute forward-looking statements.  In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.

These statements are only predictions based on our current expectations and projections about future events, and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated below or because of other important factors that we cannot foresee that could cause our actual results for 2015 and beyond to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially, include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services described in the Company's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – which are available on our website at www.soundcb.com and on the SEC's website at www.sec.gov.
CONSOLIDATED INCOME STATEMENTS	Quarter Ended			Sequential Quarter	Year over Year
(in $000s, unaudited)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	% Change	% Change
Interest income	$5,377	$5,518	$5,202	(2.6)%	3.4%
Interest expense	689	604	610	14.1	13.0
Net interest income	4,688	4,914	4,592	(4.6)	2.1
Provision for loan losses	100	200	200	(50.0)	(50.0)
Net interest income after provision for loan losses	4,588	4,714	4,392	(2.7)	4.5
Noninterest income:
Service charges and fee income	645	562	536	14.8	20.3
Increase in cash surrender value of life insurance	84	87	80	(3.4)	5.0
Mortgage servicing income	255	242	(47)	5.4	(642.6)
Fair value adjustment on mortgage servicing rights	(178)	(109)	140	63.3	nm
Loss on sale of securities	(31)	-	-	nm	nm
Gain on sale of loans	396	254	76	55.9	421.1
Total noninterest income	1,171	1,036	785	13.0	49.2
Noninterest expense:
Salaries and benefits	2,255	2,255	2,067	0.0	9.1
Operations expense	903	989	892	(8.7)	1.2
Data processing	403	492	344	(18.1)	17.2
Net loss on OREO and repossessed assets	72	59	83	22.0	(13.3)
Other noninterest expense	391	431	346	(9.3)	13.0
Total noninterest expense	4,024	4,226	3,732	(4.8)	7.8
Income before income taxes	1,735	1,524	1,445	13.8	20.1
Income tax expense	527	722	458	(27.0)	15.1
Net income	$1,208	$802	$987	50.6%	22.4%

KEY FINANCIAL RATIOS (in $000s, unaudited)
Return on average assets	0.98%	0.67%	0.89%	46.3%	10.1%
Return on average equity	9.31	6.38	8.47	45.9	9.9
Net interest margin	4.06	4.41	4.41	(7.9)	(7.9)
Efficiency ratio	67.45%	69.75%	67.29%	(3.3)%	0.2%

PER COMMON SHARE DATA	Quarter Ended			Sequential Quarter	Year over Year
(in 000s, except per share data, unaudited)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	% Change	% Change
Basic earnings per share	$0.48	$0.32	$0.39	50.0%	23.1%
Diluted earnings per share	$0.46	$0.31	$0.38	48.4	21.1
Weighted average basic shares outstanding	2,525	2,520	2,507	0.2	0.7
Weighted average diluted shares outstanding	2,602	2,600	2,604	0.1	(0.1)
Common shares outstanding at period-end	2,528	2,525	2,503	0.1	1.0
Book value per share	$20.48	$20.06	$18.69	2.1%	9.6%

CONSOLIDATED BALANCE SHEET				Sequential Quarter	Year over Year
(in $000's)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	% Change	% Change
ASSETS	(unaudited)		(unaudited)
Cash and cash equivalents	$35,223	$29,289	$14,614	20.3%	141.0%
Securities available-for-sale, at fair value	8,717	11,524	14,730	(24.4)	(40.8)
Loans held-for-sale	1,426	810	1,436	76.0	(0.7)
Loans:
One- to four- family residential	129,512	132,764	119,880	(2.4)	8.0
Home equity	33,981	34,675	34,782	(2.0)	(2.3)
Commercial and multifamily	169,322	167,798	154,064	0.9	9.9
Construction and land	44,667	46,279	42,951	(3.5)	4.0
Manufactured homes	12,617	12,444	13,000	1.4	(2.9)
Other consumer	14,604	16,875	9,927	(13.5)	47.1
Commercial business	18,397	19,525	20,266	(5.8)	(9.2)
Total loans, gross	423,100	430,360	394,870	(1.7)	7.1
Allowance for loan losses	(4,436)	(4,387)	(4,176)	1.1	6.2
Loans, net	418,664	425,973	390,694	(1.7)	7.2
Accrued interest receivable	1,448	1,497	1,378	(3.3)	5.1
Bank-owned life insurance	11,492	11,408	11,148	0.7	3.1
OREO and other repossessed assets, net	499	323	353	54.5	41.4
Mortgage servicing rights, at fair value	2,890	3,028	2,948	(4.6)	(2.0)
FHLB stock, at cost	2,200	2,224	2,292	(1.1)	(4.0)
Premises and equipment, net	5,604	5,555	2,066	0.9	171.2
Other assets	3,545	3,556	3,926	(0.3)	(9.7)
Total assets	491,708	495,187	445,585	(0.7)	10.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposit, noninterest-bearing	47,788	47,346	37,407	0.9	27.8
Demand deposit, interest-bearing	107,589	100,055	80,729	7.5	33.3
Savings and money market	88,913	88,469	80,890	0.5	9.9
Time deposits	171,930	171,939	164,321	0.0	4.6
Total deposits	416,220	407,809	363,347	2.1	14.6
Accrued interest payable and other liabilities	5,296	6,156	7,388	(14.0)	(28.3)
Borrowings	18,417	30,578	28,060	(39.8)	(34.4)
Total liabilities	439,933	444,543	398,795	(1.0)	10.3
Shareholders' Equity:
Common stock	25	25	25	0.0	0.0
Paid-in capital	24,818	23,552	23,123	5.4	7.3
Unearned shares – ESOP	(1,140)	(1,140)	(1,369)	0.0	(16.7)
Retained earnings	27,907	28,024	25,149	(0.4)	11.0
Accumulated other comprehensive gain (loss)	165	183	(138)	(9.8)	(219.6)
Total shareholders' equity	51,775	50,644	46,790	2.2	10.7
Total liabilities and shareholders' equity	$491,708	$495,187	$445,585	(0.7)%	10.4%

CREDIT QUALITY DATA (in $000's, unaudited)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Sequential Quarter % Change	Year over Year % Change
Nonaccrual loans	$1,490	$1,464	$758	1.8%	96.6%
Loans 90+ days past due and still accruing	-	114	-	(100.0)	nm
Nonperforming TDRs	1,987	2,264	1,103	(12.2)	80.1
Total nonperforming loans	3,477	3,842	1,861	(9.5)	86.8
OREO and other repossessed assets	499	323	353	54.5	41.4
Total nonperforming assets	3,976	4,165	2,214	(4.5)	79.6
Performing TDRs on accrual	4,868	5,117	5,357	(4.9)	(9.1)
Net charge-offs during the quarter	51	43	201	18.6	(74.6)
Provision for loan losses during the quarter	100	200	200	(50.0)	(50.0)
Allowance for loan losses	4,436	4,387	4,176	1.1	6.2
Classified assets	4,104	6,067	8,007	(32.4)	(48.7)
Allowance for loan losses to total loans	1.05%	1.02%	1.06%	2.9	(0.9)
Allowance for loan losses to total nonperforming loans	127.58%	114.19%	224.40%	11.7	(43.1)
Nonperforming loans to total loans	0.82%	0.89%	0.50%	(7.9)	64.0
Nonperforming assets to total assets	0.81%	0.84%	0.50%	(3.6)	62.0

OTHER PERIOD-END STATISTICS
(unaudited)
Sound Community Bank:
Loan to deposit ratio	100.59%	104.45%	107.53%	(3.7)%	(6.5)%
Noninterest-bearing deposits / total deposits	11.48	11.61	10.30	(1.1)	11.5
Leverage ratio	9.87	10.19	10.15	(3.1)	(2.8)
Common Equity Tier 1 risk-based capital ratio(1)	12.87	-	-	nm	nm
Tier 1 risk-based capital ratio	12.87	12.44	12.95	3.5	(0.6)
Total risk-based capital ratio	14.04%	13.57%	14.16%	3.5	(0.8)
Total risk-weighted assets	376,311	388,498	346,093	(3.1)%	8.7%
Sound Financial Bancorp, Inc.:
Average total assets for the quarter	492,472	476,943	444,320	3.26%	10.84%
Average total equity for the quarter	51,875	50,305	46,604	3.12%	11.31%
_________________
(1)  The Common Equity Tier 1 (CET1) ratio is a new regulatory capital ratio required beginning for the quarter ended March 31, 2015.  Under BASEL III, the regulatory capital requirements to be considered well capitalized are 5% for Leverage-based capital, 6.5% for CET1, 8% for Tier 1 risk-based capital and 10% for total risk-based capital.

Media:	Financial:
Laurie Stewart	Matt Deines
President/CEO	EVP/CFO
(206) 448-0884 x306	(206) 448-0884 x305